Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WisdomTree Trust

(Exact name of the fund as specified in its Trust Instrument)

Delaware	46-2493981
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

380 Madison Avenue, 21st Floor New York, NY 10017

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
WisdomTree U.S. Dividend Growth Fund	NASDAQ

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of WisdomTree Trust (the “Trust”) to be registered hereunder is set forth in Post Effective Amendment No. 172 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on May 20, 2013.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

WisdomTree U.S. Dividend Growth Fund	46-2493981

Item 2:	Exhibits.

1. The Trust’s Trust Instrument dated December 15, 2005 is incorporated herein by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on July 26, 2006.

2. Schedule A, as revised August 2012, to the Trust Instrument dated December 15, 2005 is incorporated herein by reference to exhibit (a)(2) of Registrant’s Post-Effective Amendment No. 131, filed with the Securities and Exchange Commission on September 10, 2012.

3. Revised Schedule A, reflecting the addition of the WisdomTree U.S. Dividend Growth Fund, to the Trust Instrument dated December 15, 2005, to be filed by amendment.

4. The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-132380; 811-21864), as filed with the Securities and Exchange Commission on March 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 21st day of May 2013.

WisdomTree Trust

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President